EXHIBIT (23)

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Wausau Paper Mills Company relating to the registration of 25,000 shares of its common stock, no par value, in connection with the Wausau Papers of New Hampshire, Inc. Hourly Savings and Investment Plan (the "Plan") of our report dated April 25, 1996 appearing in Plan's annual report on Form 11-K for the year ended December 31, 1995.



                         WIPFLI ULLRICH BERTELSON


                         WIPFLI ULLRICH BERTELSON

April 25, 1996
Wausau, Wisconsin